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MASIMO CORPORATION

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On September 9, 2024, Masimo Corporation (“Masimo” or the “Company”) issued a press release announcing that it sent a letter to its stockholders regarding Masimo’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the press release and the letter are set forth below.

Masimo’s Future Depends on Vote at September 19 Annual Meeting

Stockholders are Urged to Vote “FOR” Only Masimo’s Director Nominees, Joe Kiani and Christopher Chavez, on the Updated GOLD Proxy Card

IRVINE, Calif.--(BUSINESS WIRE)--Masimo Corporation (“Masimo” or the “Company”) (NASDAQ: MASI), a global leader in noninvasive monitoring technologies and audio products, today mailed a letter to stockholders in connection with its upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 19, 2024, underscoring the importance of stockholders’ vote in determining the future of the Company and value of their investment.

Masimo is urging stockholders to vote “FOR” the Company’s director nominees, Joe Kiani and Christopher Chavez, on the updated GOLD proxy card to protect the Company and the value of their investment. Stockholders of record as of the close of business on August 12, 2024 are entitled to vote at the Annual Meeting.

The full text of the letter follows:

Dear Fellow Masimo Stockholders,

This is the final letter you will receive from us about our September 19th Annual Meeting – and it’s an important one. Your votes at this meeting carry significant weight and will determine who will lead Masimo and its strategy moving forward. We are appealing to you because leadership matters and we believe the upcoming vote will determine the future value of your investment.

The Future of Masimo Depends on Your Vote

As you consider your vote, we want you to keep in mind the following:

A VOTE FOR JOE KIANI AND CHRISTOPHER CHAVEZ SUPPORTS:	A VOTE FOR POLITAN MEANS:

Proven leadership with the technical expertise, institutional knowledge and the critical stakeholder relationships necessary to run a highly distinguished medical technology company like Masimo. Joe Kiani alone has overseen Masimo’s innovation with more than 4,000 patent filings, 900 of which name him as an inventor. Joe Kiani’s leadership sustains the innovation and spirit that has enabled Masimo’s growth.	Losing Joe Kiani, along with Masimo’s COO, Bilal Muhsin (Joe Kiani’s planned successor), and up to three hundred other key employees, including senior executives, who have expressed that they may leave Masimo if Quentin Koffey takes control.

Continued business momentum. Among other things, we have:

o      Achieved 22% growth in healthcare revenue year-over-year, and 9% in the first half of 2024;

o      Won record-breaking levels of new hospital contracts for the second consecutive quarter;

o      Made significant progress towards our goal of 30% operating margin; and

o      Materially raised the full-year GAAP consolidated EPS guidance range to $1.74-$1.89, and the non-GAAP consolidated EPS guidance range to $3.80-$4.00[1], affirming that we remain on track to achieve our goal of doubling EPS to $8 in the next five years.

The inexperienced and divisive Quentin Koffey will control Masimo, and he has no concrete plans for our business or to fill the potential talent gap. He has said that he would appoint fellow Politan director Michelle Brennan – who has never been the CEO of a public or private company – as interim CEO and hire consultants to determine the path forward. The uncertainty around leadership and Masimo’s strategy while Politan’s consultants scramble to come up with a plan is likely to be incredibly damaging to Masimo’s business and relationships with stakeholders.

A team with a decades-long, track record of value creation and commitment to driving innovation that supports patients.

Importantly:

o      Masimo has doubled its non-GAAP earnings since 2017 and beat consensus earnings estimates 29 of the last 30 quarters.

Putting an inexperienced team with no medical technology expertise at the helm that has a dismal performance track record.

o     Centene and Azenta, two prior Politan targets where they have gained Board representation, have not realized an increase in stockholder value since Politan’s involvement. Even more disappointing, since Politan’s intervention, both have consistently underperformed the S&P 500.

THE TAKEAWAY IS: Joe Kiani built Masimo from the ground up, traversing the world to meet with engineers, physicians and patients that have guided him and the team to solve innumerable problems with lifesaving and groundbreaking products.

Joe Kiani has also protected Masimo’s IP with historic wins against Apple, Medtronic, and Philips, not only enjoining infringing products by Apple and Medtronic, but forging a long-term partnership with Philips, with over $1 billion of damages and royalties collected to date.

Under our current leadership team, Masimo has a bright future as we continue to pursue opportunities to increase profitability and capitalize on strong product demand.

THE THING TO REMEMBER IS: In his time on the Board, Quentin Koffey has not put forth any proposals to change Masimo’s strategy or business practices. In fact, he actively sabotaged the initial process for separating the consumer business, hired a firm to identify former Masimo employees who would be willing to speak secretly with Politan to provide damaging information about the Company and continues to stand in the way of value creation.

Since day one, Quentin Koffey has relied on obfuscation to advance his campaign to take control of Masimo – failing to disclose the identity of his investors in line with SEC rules, failing to shed light on how he would lead Masimo if Politan gains control of the Board and failing to act in the best interests of Masimo stockholders.

Even now, Quentin Koffey continues to attempt to focus stockholders on red herrings and manufactured allegations. Why? To hide that he has no plan for Masimo beyond gaining control, which will drive out the core team of innovators. As a result, Masimo’s innovation engine, credibility, growth trajectory and stock price are at risk of being destroyed.

But don’t just take our word for it, listen to the experts. Here’s what they’re saying…

…about Masimo’s Nominees:

●	“Mr. Kiani is unbelievable in the number of achievements, innovations that he has created for Masimo. The damage to Masimo will be enormous if he leaves Masimo but the loss to humanity and our patients will be irreparable.” – Dr. Michael Ramsay, Baylor University Medical Center (7.21.24)

●	“As a recognised global leader with a track record in patient safety and medical policy leadership I cannot believe that a company with such an exemplary position that Masimo currently enjoys would even contemplate losing such a leader as Joe Kiani.” – Dr. Mike Durkin, Senior Advisor on Patient Safety Policy and Leadership for the NIHR Imperial College Patient Safety Translational Research Centre (7.21.24)

●	“What makes Joe remarkable is that his leadership style is not about ego or personal accolades. Instead, his focus has always been on the impact of the technology itself and the lives it can save. This is the essence of why he is integral to Masimo.” – Dr. Mitchell Goldstein, Professor of Pediatrics at Loma Linda University School of Medicine (9.8.24)

●	“Shareholders should recognize the qualifications of strong nominees like Chavez, who bring experience to support Masimo’s business momentum and increasing diverse representation.” – Carlos Orta, Florida Politics (8.22.24)

…about Politan’s Nominees:

●	“These candidates have no experience in running a med tech company, which makes you question what’s really behind this challenge, how any shareholder could support this, and at what cost.” – Steve Forbes, Forbes (8.13.24)

●	“If Politan snags control of the board, Masimo will be led by a three-year-old hedge fund helmed by a vulture investor with no expertise or experience in the med-tech field.” – Hazel Trice Edney, The Citizen (8.12.24)

…about Masimo’s Future:

●	“The loss of Masimo’s executive leadership as well as its talented employee base would generate a massive disruption, effectively halting future innovations to the detriment of patients and shareholders.” – Jerry Rogers, RealClearPolicy (9.4.24)

●	“...Politan has offered no hints about its own plans to increase the stock’s value, which has added to the speculation that the hedge fund, lacking industry experience, is in over its head, has no viable game plan, would face serious retention issues with a mass exodus of key leaders and engineers, and has been motivated from the outset by the prospect of cashing in on the expected short-term stock price boost resulting from the sale or spinoff of Masimo assets like Sound United.” – Dan Ikenson, Forbes (8.29.24)

Joe Kiani and Christopher Chavez are committed to and capable of driving value creation for all stockholders – Politan and its nominees are not.

We recognize that you may not agree with every decision our Board has made, and that there are things you would like to see us do differently. We have heard you and have made commitments in response to your feedback, including a plan to separate Masimo’s consumer business in whichever form maximizes stockholder value as well as expand the Board, which will be fully declassified in 2026. We will continue to listen and act in your best interests. After all, our interests are aligned with yours. We are stockholders of Masimo, and Joe Kiani is Masimo’s largest individual stockholder; no one has more to lose than he does if the Company’s progress is derailed. Our interests are firmly aligned, and we’re dedicated to doing everything we can to ensure Masimo and all our stockholders win for the long term.

The stakes in this vote are high, and you are in control of what happens next. Do not put the future of Masimo and your investment at risk by handing control to Quentin Koffey.

We urge you to vote “FOR” Masimo’s director nominees, Joe Kiani and Christopher Chavez, on the updated GOLD proxy card to protect Masimo’s future and your investment. We are grateful for your ongoing support.

Sincerely,

Craig Reynolds

Bob Chapek

Joe Kiani

For more information on how to protect the value of your investment at Masimo, visit www.ProtectMasimosFuture.com.

Your Vote Is Important, Please Use The Updated GOLD Proxy Card Today!

Simply follow the easy instructions on the enclosed updated GOLD proxy card to vote by internet or by signing, dating, and returning the updated GOLD proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote by pressing the “VOTE NOW” button in the accompanying email.

If you have previously voted on the GOLD proxy card or voting instruction form for the annual meeting previously scheduled on July 25, 2024, your vote is no longer valid. To enable your votes to be validly counted for the 2024 Annual Meeting, you must resubmit your vote on the updated GOLD proxy card or voting instruction form attached to the revised proxy statement for the 2024 Annual Meeting now scheduled to be held on September 19, 2024.

If you have questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies,

Innisfree M&A Incorporated

1 (877) 456-3463 (toll-free from the U.S. and Canada)
or
+1 (412) 232-3651 (from other locations)

If you hold your shares in more than one account, you will receive separate notifications. Please be sure to vote ALL your accounts using the updated GOLD proxy card relating to each account.

About Masimo

Masimo (NASDAQ: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins, Denon, Marantz, and Polk Audio. Our mission is to improve life, improve patient outcomes, and reduce the cost of care. Masimo SET ® Measure-through Motion and Low Perfusion ™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. 1 Masimo SET ® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, 2 improve CCHD screening in newborns 3 and, when used for continuous monitoring with Masimo Patient SafetyNet ™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. 4-5 Masimo SET ® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, 6 and is the primary pulse oximetry at all 10 top U.S. hospitals as ranked in the 2024 Newsweek World’s Best Hospitals listing. 7 In 2005, Masimo introduced rainbow ® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb ® ), oxygen content (SpOC ™ ), carboxyhemoglobin (SpCO ® ), methemoglobin (SpMet ® ), Pleth Variability Index (PVi ® ), RPVi ™ (rainbow ® PVi), and Oxygen Reserve Index (ORi ™ ). In 2013, Masimo introduced the Root ® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine ® Brain Function Monitoring, O3 ® Regional Oximetry, and ISA ™ Capnography with NomoLine ® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters ® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7 ® , Radius PPG ® , and Radius VSM ™ , portable devices like Rad-67 ® , fingertip pulse oximeters like MightySat ® Rx, and devices available for use both in the hospital and at home, such as Rad-97 ® and the Masimo W1 ® medical watch. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation ™ platform, and include Iris ® Gateway, iSirona ™ , Patient SafetyNet, Replica ® , Halo ION ® , UniView ® , UniView :60 ™ , and Masimo SafetyNet ® . Its growing portfolio of health and wellness solutions includes Radius Tº ® , Masimo W1 Sport, and Masimo Stork ™ . Additional information about Masimo and its products may be found at www.masimo.com . Published clinical studies on Masimo products can be found at https://professional.masimo.com/evidence/featured-studies/feature/.

References

1. Published clinical studies on pulse oximetry and the benefits of Masimo SET ® can be found on our website at www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.

2. Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.

3. de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.

4. McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.

5. McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2021; 17(8):557-561.

6. Estimate: Masimo data on file.

7. As ranked in the 2024 Newsweek World’s Best Hospitals listing, available at https://www.newsweek.com/rankings/worlds-best-hospitals-2024/united-states.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees; Masimo’s revenue guidance for full-year 2024 and potential growth; Masimo’s goal of achieving 30% operating margins and doubling earnings within five years; changes to Masimo’s governance, including the composition of Masimo’s Board of Directors and Masimo’s plans to expand the Board; the proposed separation of Masimo’s consumer business, including any potential joint venture or any other potential separation of Masimo’s consumer business, and the expectation that the proposed separation will maximize stockholder value or be the best path for success. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iii) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Non-GAAP Financial Measure

This press release discusses the Company’s non-GAAP consolidated EPS for the year ending December 28, 2024, which is a supplement to the corresponding measure prepared in accordance with GAAP. Management believes non-GAAP consolidated EPS is an important measure in the evaluation of the Company’s performance and uses this measure to better understand and evaluate its business. Non-GAAP consolidated EPS reflects adjustment for certain items that are described in the Company’s earnings press release for the quarter ended June 29, 2024, which was furnished on a Current Report on Form 8-K filed by the Company on August 6, 2024, and is available here: https://www.sec.gov/Archives/edgar/data/937556/000093755624000062/masi-20240806xex991.htm (the “Q2 Earnings Release”). Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. This non-GAAP financial measure has certain limitations in that it does not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measure presented by the Company may be different from the non-GAAP financial measures used by other companies.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

On August 15, 2024, the Company filed a revised version of its 2024 proxy statement (the “Revised Proxy Statement”) and has mailed the Revised Proxy Statement to its stockholders of record as of the new August 12, 2024 record date for the 2024 Annual Meeting. Any votes submitted by Masimo stockholders in connection with the 2024 Annual Meeting prior to the filing of the Revised Proxy Statement will not be counted and previous proxies submitted will be disregarded, and therefore, all stockholders will need to resubmit their votes, even if they have previously voted. The Company filed a revised version of the Revised Proxy Statement with the SEC on August 22, 2024, which amended, superseded and replaced in its entirety the Revised Proxy Statement (the “Amended Revised Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE AMENDED REVISED PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING UPDATED GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Amended Revised Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Amended Revised Proxy Statement, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000121390024071554/ea0206756-07.htm, and any changes thereto may be found in any amendments or supplements to the Amended Revised Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.

Disclaimer

The Company has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Contacts

Investor Contact: Eli Kammerman
(949) 297-7077
ekammerman@masimo.com

Media Contact: Evan Lamb
(949) 396-3376
elamb@masimo.com

[1]	Represents a non-GAAP financial measure. Refer to the heading “Non-GAAP Financial Measure” below for additional detail.

* * *

On September 9, 2024, Masimo made updates to its website, www.ProtectMasimosFuture.com, in connection with Masimo’s 2024 Annual Meeting of Stockholders. A copy of the updated website content (other than content previously filed) can be found below.

Homepage Update

Press Releases & Filings Section Update

Testimonials and Accomplishments Section Update

Media Section Update

Letter from Mitchell Goldstein, MD, MBA, CML

September 8, 2024

Dear Mr. McClenahan:

Joe Kiani's influence on Masimo's success is undeniable, not just because of his technical expertise but also because of his unwavering commitment to making life-saving innovations accessible to patients. His belief in the potential of technology goes far beyond the conventional corporate mindset that prioritizes profit margins. For Joe, technology is not just a tool for financial success — it is a means to save lives, improve patient outcomes, and fulfill what he sees as a profound responsibility to society.

From the start, Joe's path was anything but easy. Despite his passion and the groundbreaking nature of his innovations, he was met with skepticism and resistance. Established companies in the medical technology field dismissed his ideas as superfluous, believing that the market did not need new solutions. They were content to ride the wave of their existing patents, which provided them years of competitive advantage despite the clear inferiority of their products compared to what Joe was proposing. Joe's technologies were not just revolutionary — they were disruptive. And that disruption threatened the comfortable status quo of larger competitors.

What set Joe apart from others in the field was his sheer determination and, quite literally, his hunger for progress. While competitors sat back, complacent with their profits, Joe was hustling, pouring everything — financially, physically, and emotionally — into his work. When I first encountered Joe, he was running his fledgling company out of his garage, having mortgaged his home to the hilt to fund the development of his vision. He was not just taking financial risks — he was putting everything on the line. His commitment was so intense that basic needs like food often fell by the wayside.

One particular incident has stayed with me, and it speaks volumes about the kind of person Joe is. Early in my collaboration with Masimo, I worked with prototypes of their technology, testing it on some of my most vulnerable patients — premature infants in the neonatal intensive care unit. These early prototypes held immense promise, and I could see how they would dramatically improve care for at-risk babies. During these tests, Joe would often come by to check on our progress, eager to see the real-world impact of his inventions.

11175 Campus Street	Office	(909) 558-7448
Suite #11121	Lab	(909) 558-8573
Loma Linda, CA 92350	Cell	(909) 257-8573

But while I was focused on the potential of the technology, the nurses I worked with were more concerned about Joe himself. One day, a nurse pulled me aside and asked if I was going to take Joe to lunch. I did not think much of it at first — until she pointed out how gaunt and frail Joe appeared. She quietly confided, "It looks like he hasn't eaten in a week." Her observation struck me. Here was a man who had sacrificed so much for his vision that even his basic physical health seemed secondary to the work. Joe was not just skipping meals — he was living and breathing this mission, putting everything, including his well-being, second to the goal of saving lives.

This story highlights the depth of Joe's character and his unique approach to leadership and innovation. Unlike many in the business world, Joe was not just motivated by financial gain. For him, the bottom line was not only the profit margin but the potential to move the needle in patient care. His focus was always on the greater good — making sure that the best possible technology reached the people who needed it most, even if that meant sacrificing his comfort, health, and security along the way. Profit comes organically from doing the right thing consistently and improving patient care in a manner that innovates with these disruptive technologies.

Joe Kiani's hunger — both literal and metaphorical — is what defines him. His determination to push forward, even when others told him it was unnecessary or impossible, is what has propelled Masimo from a garage startup to one of the most respected medical technology companies in the world. This drive for innovation and an ethical commitment to do what's right for patients make Joe indispensable to Masimo's continued success. Without him, the relentless pursuit of excellence that defines the company would be lost.

What makes Joe remarkable is that his leadership style is not about ego or personal accolades. Instead, his focus has always been on the impact of the technology itself and the lives it can save. This is the essence of why he is integral to Masimo. His personal sacrifices, vision, and ethical compass have shaped the company's culture and its relentless focus on patient outcomes.

11175 Campus Street	Office	(909) 558-7448
Suite #11121	Lab	(909) 558-8573
Loma Linda, CA 92350	Cell	(909) 257-8573

Take Joe Kiani away from Masimo, and you lose that vital spark of innovation that has driven the company to create some of the most advanced medical technologies on the market. You lose the hunger to push boundaries, challenge the status quo, and prioritize doing what is right over what is easy or short-sighted. Joe's unique combination of vision, sacrifice, and relentless drive is what makes Masimo, not just another medical technology company but a transformative force in healthcare. His commitment to the well-being of patients everywhere continues to push the company — and the entire industry — forward.

Sincerely,

Mitchell Goldstein, MD, MBA, CML

Professor of Pediatrics

Loma Linda University School of Medicine

Editor in Chief

Neonatology Today

Loma Linda Publishing Company

Chief Executive Officer

Extension Neonatal Division at Loma Linda

Division of Neonatology

Department of Pediatrics

Loma Linda University Children’s Hospital

Loma Linda, CA

11175 Campus Street	Office	(909) 558-7448
Suite #11121	Lab	(909) 558-8573
Loma Linda, CA 92350	Cell	(909) 257-8573

What are people saying about… Infographic

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The following is an advertisement by Masimo appearing on several websites, beginning on September 7, 2024; the advertisement contains a hyperlink directing to www.ProtectMasimosFuture.com, which contains information previously filed:

Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan Capital Management LP (“Politan”) in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting, (iii) Masimo’s ability to drive long-term value creation and its leadership and strategy and (iv) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

On August 15, 2024, the Company filed a revised version of its 2024 proxy statement (the “Revised Proxy Statement”) and has mailed the Revised Proxy Statement to its stockholders of record as of the new August 12, 2024 record date for the 2024 Annual Meeting. Any votes submitted by Masimo stockholders in connection with the 2024 Annual Meeting on the prior to the filing of the Revised Proxy Statement will not be counted and previous proxies submitted will be disregarded, and therefore, all stockholders will need to resubmit their votes, even if they have previously voted. The Company filed a revised version of the Revised Proxy Statement with the SEC on August 22, 2024, which amended, superseded and replaced in its entirety the Revised Proxy Statement (the “Amended Revised Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE AMENDED REVISED PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING UPDATED GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Amended Revised Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Amended Revised Proxy Statement, which can be found through the SEC’s website at is https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000121390024071554/ea0206756-07.htm, and any changes thereto may be found in any amendments or supplements to the Amended Revised Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.

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